Exhibit 10.8.2

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Amendment No. 1 to Sales Representative Agreement

This Amendment No. 1 to the Sales Rep Agreement (the “Amendment”) is made and entered into as of February 1, 2012 (the “Effective Date”) by and between Ambarella, Inc., a Cayman Island corporation having its registered offices located at PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (“Company”), and WT Microelectronics Co., Ltd., a Taiwanese corporation, having its principal place of business at 14F, No. 738, Chung Cheng Road, Chung Ho City, Taipei Hsien, Taiwan, R.O.C., and its subsidiaries and affiliates (collectively referred to as “Representative”).

Capitalized terms not defined in this Amendment shall have the meaning set forth in the Sales Representative Agreement between the parties effective January 31, 2011 (the “Agreement”).

RECITALS

WHEREAS, pursuant to the terms of the Agreement, Representative has agreed to serve as a non-exclusive sales representative of the Company.

WHEREAS, the Agreement provides that the rate of Commission payable to Representative under the Agreement may be amended from time to time.

WHEREAS, the parties wish to update the Commission payable under the Agreement as set forth in this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual premises and of the performance of the mutual covenants herein, the parties agree as follows:

1.	UPDATE OF COMMISSION SCHEDULE

1.1 Commission Rate. With effect from the Effective Date, Exhibit C to the Agreement (Commission) shall be deleted and replaced in its entirety with the new Exhibit C attached hereto as Schedule 1.

2.	GENERAL PROVISIONS

2.1 Conflict or Inconsistency. All other provisions of the Agreement not modified by this Amendment shall remain in full force and effect. In the event of any conflict or inconsistency of any term or provision set forth in this Amendment and the Agreement, such conflict or inconsistency shall be resolved by giving precedence first to this Amendment.

2.2 Complete Agreement. This Amendment and Schedule 1 attached hereto represent the full and complete agreement and understanding of the parties with respect to the subject matter hereof, and supersede and replace all prior and contemporaneous understandings or agreements, whether oral, written or otherwise, regarding such subject matter. Any amendment thereof must be in writing and executed by the parties hereto.

2.3 Governing Law. The validity, construction and performance of this Amendment shall be governed by and interpreted in accordance with the laws of the State of California, without regard to or application of choice of law rules or principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2.4 Headings. The headings contained in this Amendment are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.

2.5 Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be considered an original and all of which together will constitute one agreement. This Amendment may be executed by the attachment of signature pages which have been previously executed.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as set forth below:

DULY EXECUTED:

Signed for and on behalf of

Ambarella

Signed:	/s/ Fermi Wang

Printed Name:	Fermi Wang

Title:	CEO

Date:	Feb. 13, 2012

Signed for and on behalf of

WT Microelectonics Co., Ltd.

Signed:	/s/ Eric Cheng

Printed Name:	Eric Cheng

Title:	President

Date:	09 Feb 2012

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C

COMMISSION

Broadcast Product Commission

A.	Company shall pay to Representative an earned sales commission [***] on sales of Broadcast Products.

B.	Commissions are earned with respect to Broadcast Products only when Representative has delivered the Broadcast Products to Customers and Representative has made full payments to the Company for such Broadcast Products.

Non-Broadcast Product Commission

A.	Company shall pay to Representative an earned sales commission on sales of non-Broadcast Products according to the rates set forth in the table below. As new customer accounts are obtained, the parties will meet in good faith to assign a commission rate to such new account based upon the Guiding Principles described below. The commission rate for existing customer accounts may be changed from time to time by mutual agreement of the parties based upon changes in the manner in which the customer is supported or other factors. Company shall pay to Representative the commission via bank wire transfer on a monthly basis pursuant to Section 6 of the Agreement.

B.	Guiding Principles: In general, unless otherwise agreed by the parties Company shall pay Representative a commission at the rate of (i) [***] by the Company or one of the Company’s other sales representatives or agents. The commission rate for sales made to an ODM or contract manufacturer will generally be the same as for the commission rate of the OEM with whom the design win was procured.

C.	Process for New Accounts: The parties will update the following table from time to time as appropriate to add or delete customer accounts falling within Representative’s Territory.

Non-Broadcast Product Commission Rates

Customer Name	FY13 Commission Rate
[***]	[***	]

[***] Confidential treatment has been requested for the bracketed portions and the following seven (7) pages. The confidential redacted portion and the following seven (7) pages have been omitted and filed separately with the Securities and Exchange Commission.